Exhibit 10.47C

AMENDMENT NO. 1

TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 to Amended and Restated Employment Agreement is made and entered into on the 17th day of November, 2016, among CSG SYSTEMS INTERNATIONAL, INC. ("CSGS"), a Delaware corporation, CSG SYSTEMS, INC. ("Systems"), a Delaware corporation, and RANDY R. WIESE (the "Executive").  CSGS and Systems collectively are referred to in this Amendment No. 1 to Amended and Restated Employment Agreement as the "Companies".

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WHEREAS, the Companies and the Executive entered into an Amended and Restated Employment Agreement dated November 19, 2015 (the "Employment Agreement"); and

WHEREAS, the Companies and the Executive desire to amend the Employment Agreement as set forth in this Amendment No. 1;

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements of the parties contained in this document, the Companies and the Executive agree as follows:

1.Effective immediately, clause (iii) of subparagraph (e) of Paragraph 10 of the Employment Agreement is amended in its entirety so as to read as follows:

"(iii)

An amount equal to three (3) times the sum of (1) the Executive's Base Salary for the calendar year in which the Termination Date occurs plus (2) the performance-based cash bonus which the Executive would receive for the calendar year in which the Termination Date occurs if the Companies attained 100% of their performance goals for such calendar year, reduced as necessary so that the actual amount, if any, payable under this clause (iii) plus the applicable amounts of any other relevant payments or benefits under this subparagraph (e) is $1.00 less than the amount which would result in the imposition of a tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on "excess parachute payments" (as defined in Section 280G of the Code), such amount to be paid in a lump sum by the Companies to the Executive no later than thirty (30) days after the determination of such amount;".

2.As amended by this Amendment No. 1 to Amended and Restated Employment Agreement, the Employment Agreement will remain in full force and effect according to its terms.

IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 1 to Amended and Restated Employment Agreement to be executed as of the date first set forth above.

CSG SYSTEMS INTERNATIONAL, INC.,
a Delaware corporation

By: /s/ Bret C. Griess	/s/ Randy R. Wiese
Bret C. Griess, Chief Executive Officer	Randy R. Wiese

CSG SYSTEMS, INC., a Delaware corporation

By: /s/ Bret C. Griess
Bret C. Griess, Chief Executive Officer